N-CSR Item 11(b) - Exhibits: Certifications

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated Fixed Income Securities, Inc. on behalf of: Federated Limited Term Fund, Federated Limited Term Municipal Fund, Federated Strategic Income Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  July 22, 2004

/s/ J. Christopher Donahue

Title: President, Principal Executive Officer



Dated:  July 22, 2004

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.